EXHIBIT 10.46

AMENDMENT NO. 2

TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$3,000,000

BY AND BETWEEN

REDFIN NETWORK, INC.,
as Borrower,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

June 10, 2013

AMENDMENT NO. 2 TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 10th day of June, 2013, by and between (i) REDFIN NETWORK, INC., a corporation incorporated under the laws of the State of Nevada (the “Borrower”), and (ii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower and the Lender have entered into that certain senior secured revolving credit facility agreement, dated as of September 30, 2012 (the “Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving loan in the amount of Three Million United States Dollars (US$3,000,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of Three Hundred Fifty Thousand United States Dollars (US$350,000) to the Borrower;

WHEREAS, the parties have entered into that certain amendment no. 1 to the Credit Agreement, dated as of November 30, 2013 (“Amendment No. 1”), pursuant to which the Lender advanced an additional principal amount of Thirty Thousand United States Dollars (US$30,000) to the Borrower;

WHEREAS, as of the date hereof, a total aggregate principal amount of Three Hundred Eighty Thousand United States Dollars (US$380,000) of principal plus applicable interest are outstanding;

WHEREAS, in connection with this Amendment, the Borrower has requested and the Lender has agreed to advance an additional principal amount of Three Hundred Thousand United States Dollars (US$300,000) to the Borrower; and

WHEREAS, the parties to this Amendment desire to further amend the Credit Agreement, as previously amended by Amendment No. 1 (as previously amended thereby, the “Amended Credit Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

2.           Amendment of the Amended Credit Agreement.  Subject to the terms and conditions of this Amendment, the Amended Credit Agreement is hereby amended and supplemented as follows:

(a)
all references to the “Senior Secured Revolving Credit Facility Agreement” or the “Agreement” contained in the Amended Credit Agreement shall be deemed to refer to the Amended Credit Agreement as further amended hereby;

(b)	The definition of “Revolving Loan Commitment” shall be deleted in its entirety and shall be replaced with the following:

“Revolving Loan Commitment” shall mean Six Hundred Eighty Thousand and No/100 United States Dollars (US$680,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), such aggregate additional amount up to Three Million and No/100 United States Dollars (US$3,000,000).

(c)	Section 9.6 shall be deleted in its entirety and shall be replaced with the following:

“With the exception of issuances made as compensation to employees, directors, consultants and officers of the Borrower or pursuant to obligations existing as of the date of this Agreement and listed on Schedule 9.6, the Borrower shall not, either directly or indirectly, issue or distribute any additional capital stock, partnership interest or other securities of Borrower without the prior written consent of Lender.  In addition, notwithstanding anything which may be contained herein to the contrary, the Borrower shall not issue any shares of preferred stock to any person or entity, including, but not limited to, to any employees, directors, consultants and/or officers of the Borrower, without the prior written consent of the Lender.”

(d)	Section 14.6 shall be deleted in its entirety and shall be replaced with the following:

MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

(e)	Section 14.11 shall be deleted in its entirety and shall be replaced with the following:

Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 14.6 hereof, this Agreement, the Loan Documents and the Note shall be shall be construed and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflicts of laws.

3.           Revolving Loan Maturity Date.  Pursuant to Section 2.3 of the Amended Credit Agreement, by its execution hereof, the Borrower hereby provides written notice to Lender of Borrower’s election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period commencing on the date hereof and terminating on December 10, 2013 (subject to the terms and conditions of the Amended Credit Agreement, as amended hereby) and, by its execution hereof, the Lender hereby consents and agrees to such renewal and extension..

4.           Cancellation of Existing Promissory Note.  By the Borrower’s execution and delivery to the Lender of the Second Amended and Restated Promissory Note, that certain amended and restated promissory note originally issued by the Borrower in favor of the Lender, dated November 30, 2012, in the original principal amount of Three Hundred Eighty Thousand United States Dollars (US$380,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Borrower.

5.           Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lender that immediately after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Amended Credit Agreement, as amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

6.           No Defaults.  The Borrower hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

7.           Covenants.  The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Amended Credit Agreement and each Loan Document, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Amended Credit Agreement, as amended hereby, shall remain in effect.

8.           No Other Amendment.  All other terms and conditions of the Amended Credit Agreement shall remain in full force and effect and the Amended Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

9.           Fees and Expenses.  The Borrower agrees to pay to the Lender, upon the execution hereof, a legal fee equal to Seven Thousand Five Hundred United States Dollars (US$7,500), and all costs and expenses of the Lender and Lender’s counsel in connection with the preparation and execution of this Amendment, including, but not limited to, documentary stamp tax fees and document search or filing fees.  In addition, Jeffrey Schultz, acknowledging that he will receive a substantial benefit in connection with the principal advance made by the Lender to the Borrower in connection herewith, shall assign to Trafalgar Capital Advisors, Inc. (dba TCA Fund Management Group), in consideration of the Lender making the principal advance, Fifty Thousand (50,000) shares the Borrower’s Series A Preferred Stock (the “Preferred Shares”), upon the execution hereof.

10.           Conditions Precedent.  The effectiveness of this Amendment, the obligation that the Lender advance the additional principal amounts provided herein and the obligation that the Lender fund the Reserve Amount to the Borrower, shall be expressly subject to the following conditions precedent:

(a)	Amendment. The Borrower shall have executed and delivered to the Lender this Amendment;

(b)
Second Amended and Restated Promissory Note.  The Borrower shall have executed and delivered to the Lender an original second amended and restated promissory note in the principal amount of Six Hundred Eighty Thousand and No/100 United States Dollars (US$680,000), dated as of the date of this Amendment, in the form attached hereto as Exhibit A;

(c)
Series A Preferred Stock Assignment Agreement.  Jeffrey Schultz shall have executed and delivered to Trafalgar Capital Advisors, Inc. (dba TCA Fund Management Group) a series A preferred stock assignment agreement, dated as of the date of this Amendment, in the form attached hereto as Exhibit B, and shall have delivered to Trafalgar Capital Advisors, Inc. (dba TCA Fund Management Group) the Preferred Share Certificate(s) and the Instrument of Transfer (each as defined therein);

(d)	Closing Statement. The Borrower shall have executed and delivered to the Lender a closing statement in form and substance satisfactory to the Lender;

(e)
Corporate Documents.  Within five (5) business days of the date hereof, the Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, a unanimous written consent of the board of directors or managers and an officer’s certificate of the Borrower, in form and substance satisfactory to the Lender in its sole discretion;

(f)
Opinion of Counsel.  Within five (5) business days of the date hereof, the Lender shall have received a customary opinion of the Borrower’s counsel, in form and substance satisfactory to the Lender in its sole discretion;

(g)
Search Results.  Within five (5) business days of the date hereof, the Lender shall have received copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Borrower, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)
Certificate of Good Standing.  Within five (5) business days of the date hereof, the Lender shall have received a Certificate of Good Standing from the Secretary of State of the state of organization of the Borrower evidencing the good standing thereof;

(i)	Fees Paid. The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(j)
No Event of Default.  Within five (5) business days of the date hereof, the Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of the Borrower, dated as of the date hereof, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the Amended Credit Agreement, as amended and supplemented hereby, shall be true on and as of the date of this Amendment (except to the extent such representation or warranty expressly relates to an earlier date).

11.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

12.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

14.           Amendment Effective Date.  All references in any Loan Document to the Amended Credit Agreement on and after the date hereof shall be deemed to refer to the Amended Credit Agreement as further amended hereby, and the parties hereto agree that on and after the date hereof, the Amended Credit Agreement, as further amended hereby, is in full force and effect.

[signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:

REDFIN NETWORK, INC.

By:           _____________________________
Name:
Title:

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:           TCA Global Credit Fund GP, Ltd.
Its:           General Partner

By:           ___________________________
Name:         Robert Press
Title:           Director

EXHIBIT A

SECOND AMENDED AND RESTATED PROMISSORY NOTE

EXHIBIT B

SERIES A PREFERRED STOCK ASSIGNMENT AGREEMENT